Exhibit 99.1

T-3 Energy Services, Inc. Announces First Quarter Financial Update

HOUSTON, TEXAS, (PRIMEZONE WIRE)—April 9, 2007. T-3 Energy Services, Inc. (“T-3 Energy”) (Nasdaq: TTES) today announced a first quarter financial update. T-3 Energy believes that revenues for the first quarter of 2007 will be in the range of $46.5 million to $49.0 million and that its backlog as of March 31, 2007 will be in the range of $68.0 million to $70.0 million. T-3 Energy reported revenues for the fourth quarter of 2006 in the amount of $45.2 million and backlog as of December 31, 2006 in the amount of $63.3 million.

T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by T-3 Energy Services, Inc. with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

CONTACT:	T-3 Energy Services, Inc.
Michael T. Mino, Vice President and Chief Financial Officer
(713) 996-4110
mmino@t3es.com